Exhibit 10.1

                AMENDMENT TO DISTRIBUTOR AND LICENSE AGREEMENT
                             AND SUPPLY AGREEMENT

           This Amendment amends that certain Distributor and License Agreement, dated as of November 3, 2000, between Carrington Laboratories, Inc. ("Carrington") and Medline Industries, Inc. ("Medline") (the "Distributor Agreement") and that certain Supply Agreement, dated as of November 3, 2003, between Carrington and Medline (the "Supply Agreement"). This Amendment is effective as of April 9, 2004.

           WHEREAS, the parties desire to extend the Term of the Distributor Agreement and the Supply Agreement and to make other amendments to such agreements as specified herein.

           NOW, THEREFORE, the parties agree as follows:

           1. Limited Amendment; Interpretation. The Distributor Agreement and the Supply Agreement are not amended except as specified in this Amendment. Capitalized terms in this Amendment shall have the same meanings as in the Distributor Agreement or the Supply Agreement, as the context may require.

           2. Extended Term. Specifically amending Section 9 of the Distributor Agreement and Section 7 of the Supply Agreement, the Term of each such Agreement shall be extended from November 30, 2005 through and including November 30, 2008 (the "Extended Term").

           3. Base Royalty Payment. Specifically amending Section 8 of the Distributor Agreement, in consideration of the Extended Term of the Distributor Agreement and the continued rights of Medline to distribute the Products and to use the Trademarks granted herein, Medline (a) shall pay Carrington the sum of $1,250,000 (the "Advance Payment") on the date hereof and (b) agrees to the Extended Term of the Supply Agreement. In the event the Distributor Agreement is terminated between the effective date of this Amendment and November 30, 2005 (a) by Carrington, for any reason, or (b) by Medline pursuant to Section 10.1 thereof, then Carrington shall refund to Medline the entire $1,250,000 payment not later than 10 days after the effective date of termination. After November 30, 2005, in the event that the Distributor Agreement is terminated by Medline pursuant to Section 10.1 thereof, Carrington shall refund to Medline, not later than 10 days after the effective date of termination, the amount by which $1,250,000 exceeds the number obtained by multiplying $34,722.22 by the number of months from the commencement of the Extended Term to the effective date of such termination, rounded to the nearest whole month (the "Refund Amount").

           4. Security for Base Royalty Payment. In addition to the security provided pursuant to the Trademark Security Agreement, dated as of November 3, 2000, between Carrington and Medline, Carrington agrees to the following additional security for Carrington's payment obligations regarding the Advance Payment and the Refund Amount, as stated in Section 3, above. As of the effective date of this Amendment and in addition to all of the rights and remedies afforded under the Distributor Agreement and the Trademark Security Agreement, Carrington grants to Medline a exclusive license under Carrington's trade secret formulae, to make and have made the Products, provided that Medline shall not have access to such formulae and shall not exercise the foregoing manufacturing rights unless and until (a) Carrington files for or is petitioned into bankruptcy, insolvency, liquidation or dissolution of assets or fails generally to pay its debts and obligations in accordance with their terms, and (b) as a result thereof, Carrington ceases to sell Products to Medline or is unable to provide Products to Medline in accordance with the Distributor Agreement. As such time as the foregoing right is exercised, the parties shall negotiate a commercially reasonably license fee or royalty for such license, and any disagreement on such fee or royalty payable to Carrington shall be resolved by binding arbitration conducted by the American Arbitration Association under its commercial arbitration rules in Chicago, Illinois with the resolution thereof to be retroactive. The Advance Payment or the Refund Amount, as the case may be, may be applied against the royalties first due under such license.

           5. Retail Sales. For avoidance of doubt, the parties acknowledge that nothing in the Distributor Agreement restricts Carrington from manufacturing or selling any product (whether or not a Product) to markets other than the Markets as defined in Section 1.1 of the Distributor Agreement, namely the hospital, nursing home and home health care markets, and that Carrington is therefore permitted to sell any product (whether or not a Product) to other markets, including without limitation to pharmacies, pharmacy chains and other retail outlets.

           6. Contract Manufacturing. For avoidance of doubt, the parties acknowledge that nothing in the Distributor Agreement restricts Carrington from manufacturing any product (which is not a Product (as defined in Section 1.1 of the Distributor Agreement) for customers having their own formula and regulatory approval for such product, provided, however, that Carrington agrees that it will not so manufacture any product that competes with the Products in the Markets and Territory, as defined in Section 1.1 of the Distributor Agreement, or with any product Carrington manufactures for Medline at the time under the Supply Agreement.

           7. Supply of New Medline Products. With respect to the obligations of the parties under the Supply Agreement, it is agreed that if Carrington at its own expense develops a monographed product for sale to Medline under the Supply Agreement and Medline agrees to an initial price for such product, Medline shall purchase such product exclusively from Carrington at such price for a period of two years from the date of Medline's first order unless Medline has reimbursed Carrington for the cost of stability studies and analytical method development of such product.

           8. Recovery of Products. Carrington and Medline will discuss in good faith at their regular meetings either removing certain Products from the list of Products as defined in the Distributor Agreement or permitting Carrington to market them to purchasers who are not current customers of Medline, and the terms and conditions of such recovery.

           9. No Breaches; Release. The parties agree and acknowledge that there are no uncured material breaches under the Distributor Agreement or the Supply Agreement as of the effective date of this Amendment. The parties hereby release each other from any and all liabilities and claims of any kind, other than liabilities under outstanding or unpaid for orders, whether known or unknown, that may have arisen or accrued from the relationship between the parties as described in the Distributor Agreement or the Supply Agreement, from the effective date of the Distributor Agreement and the Supply Agreement to the effective date of this Amendment. Except as specifically set forth in this Section 8, the parties agree that no modification or amendment of the Distributor Agreement or the Supply Agreement shall be deemed to have occurred by act, failure to act or waiver of any right by Carrington or Medline, other than set forth in a writing executed by both parties.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

                                    CARRINGTON LABORATORIES, INC.


                                    By:   /s/ Carlton E. Turner
                                          ---------------------
                                    Name:  Carlton E. Turner
                                          ---------------------
                                    Title: Pres/CEO
                                          ---------------------


                                    MEDLINE INDUSTRIES, INC.


                                    By:   /s/ Andrew Mills
                                          ---------------------
                                    Name:  Andrew Mills
                                          ---------------------
                                    Title: President
                                          ---------------------